Procter & Gamble
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                     Procter & Gamble Manufacturing Company
                          Health Care Research Center
               8700 Mason-Montgomery Road, Mason, Ohio 45040-9462


                                                                  August 2, 1997


Mr. Robert T. Parkey
Executive Vice President/Business Manager
Anchor Advanced Products
1111 Northshore Drive, Suite N-600
Knoxville, TN 37919-4048


     Extension to Memorandum of Agreement #JWR-90-03
     -----------------------------------------------

Dear Bob:

I sincerely apologize for the delay in getting this Agreement Amendment to you. I had assumed that it went out weeks ago. Please refer to the subject Memorandum of Agreement between the Procter & Gamble Manufacturing Company ("Buyer") and Anchor Advanced Products, Inc. ("Seller") dated December 16, 1993. References to Sections and defined terms herein shall be to the respective Sections and defined terms in the Memorandum of Agreement.

Whereas both Buyer and Seller desire to amend said Memorandum of Agreement, the parties agree as follows:

Section 4--Quantity of the amended Agreement is   *
                 in North America (defined as the United States, its possessions
and territories and Canada) and        *

Section 6--The Period of this extension to the Memorandum of Agreement shall be from January 1, 1998 to December 31, 1999, inclusive.

Section 11--           *           will be made in Seller's facility for Buyer's
account unless mutually agreed upon by Buyer and Seller, however, Seller will
           *                in the fulfillment of this Agreement.

---------------
[*] indicates material that has been omitted pursuant to a request for confidential treatment and has been filed separately with the Commission.

Mr. Robert T. Parkey
Anchor Advanced Products, Inc.
August 2, 1997
Page Two


Section 17--In addition to the provisions contained in this Section of the Memorandum of Agreement, Seller will use its best efforts to retain and manage its current personnel resources for Buyer's account, Seller hereby acknowledging that Buyer's has several new toothbrush products under development with Seller and Buyer has plans to market these new products during the period of this amendment.

Secion 25--In addition to the provisions contained in this Section of the Memorandum of Agreement, Buyer may, at its sole discretion and for any reason, terminate this amendment and the entire Agreement at any time during the Period by giving one hundred eighty (180) days advanced notice, in writing, to Seller notifying Seller of Buyer's intention to terminate said Agreement.

Except as amended above, the Agreement shall remain in full force and effect.

Bob, please confirm your agreement to the above by signing and returning the enclosed duplicate of this letter. Again, I apologize for the delay, and will keep you advised our our study progress.




                              Sincerely

                                By:   /s/ Richard A. Hughes
                                      ------------------------
                                Name: Richard A. Hughes
                                As:   Director, Health Care PS-Purchases
                                For:  The Procter & Gamble Manufacturing Company


Agreed to this 27th day of August, 1997

For:  Anchor Advanced Products, Inc.

By:   /s/ Robert T. Parkey
      -----------------------------

Name: Robert T. Parkey
      -----------------------------

As:   Exec. Vice President
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      (Title)